UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 20, 2011

Lender Processing Services, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34005	26-1547801
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

601 Riverside Avenue

Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 854-5100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of John F. Farrell, Jr.

On March 31, 2011, the Company announced that John F. Farrell, Jr. would retire from our Board of Directors as of December 31, 2011. Effective upon his retirement, the Company will enter into a Consulting Agreement with Mr. Farrell pursuant to which he will continue to advise the Company on various strategic projects. Mr. Farrell will receive a flat fee of $60,000, which shall be payable in four equal quarterly installments of $15,000. The Consulting Agreement will have a term of one year and may be terminated by Mr. Farrell upon 30 days’ notice. The Consulting Agreement contains covenants by Mr. Farrell with respect to confidentiality, non-competition and non-solicitation. In the event the Consulting Agreement is terminated by Mr. Farrell prior to the expiration of the term, we will pay Mr. Farrell a prorated portion of the flat fee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lender Processing Services, Inc.

Date: December 21, 2011	By:	/s/Thomas L. Schilling

Thomas L. Schilling Executive Vice President and Chief Financial Officer

3